EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-173905, 333-143402, 333-128691, 333-103869, 333-100801, 333-89517, 333-83377, 333-70035, 333-57682 and 333-48171) of Franklin Resources, Inc. of our report dated November 9, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
November 9, 2018